EXHIBIT 10.4

                                 NON-NEGOTIABLE
                                 PROMISSORY NOTE


$2,000,000                                                Minneapolis, Minnesota
                                                                 August 15, 1997

         FOR VALUE RECEIVED, the undersigned Grow Biz Games, Inc. ("Maker"), a Minnesota corporation, hereby promises to pay to the order of Video Games Exchange, Inc. ("Payee"), an Ohio corporation, at Merrill Lynch acct #930-4-019012, or at such other place as may be designated from time to time in writing by the holder hereof, the principal sum of Two Million Dollars ($2,000,000) with simple interest on the outstanding principal balance beginning on the date hereof at an annual floating rate of one-half percent (1/2%) in excess of the prime rate as announced from time to time by Norwest Bank Minneapolis, N.A.

         Repayment of this Note shall be made in 24 monthly payments of principal equal to $83,333 plus interest beginning on September 1, 1997 and ending on August 1, 1999. Prepayments can be made at any time, and from time to time, at the election of Maker. Any prepayment shall be applied first to accrued but unpaid interest and the remainder to the principal portions of the monthly installments due under this Note in the inverse order that the monthly installments become due.

         Maker will be in default if any of the following happens:

                  (a) Maker fails to make any payment when due and fails to cure said nonpayment within five (5) days of written notice from Payee;

                  (b) Maker fails to perform promptly any material covenant provided in this Note or any agreement related to this Note;

                  (c) Any representation or statement made or furnished to Payee by maker or on Maker's behalf is false or misleading in any material respect;

                  (d) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws; or

                  (e) Any of the events described in this default section occurs with respect to any guarantor of this Note.

If any default, other than a default in payment, is curable and if Maker has not previously been given a notice of a breach of the same provision of this Note, it may be cured (and no
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event of default will have occurred) if Maker, after receiving written notice from Payee demanding cure of such default, (a) cures the default within fifteen
(15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Payee deems in Payee's reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

         Upon default, Payee may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Maker will pay that amount. Maker will pay Payee Payee's reasonable attorneys' fees and Payee's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Maker also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Payee and accepted by Payee in the State of Ohio. If there is a lawsuit, Maker agrees upon Payee's request to submit to the jurisdiction of the courts of Cuyahoga County, the State of Ohio. This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

         This Note is given to evidence the purchase price owed by Maker to Payee for the purchase of the assets of Payee, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated August 15, 1997, between Maker and Payee. This Note is non-negotiable and subject to and governed by the terms and provisions of the Asset Purchase Agreement, including rights of offset as set forth therein.

         Payee shall have the right to assign this Note to any of the present shareholders of Payee or of Video Franchise Ventures, Inc., an Ohio corporation, without the consent of Maker; provided that for the assignment to be effective, Payee must give written notice to Maker of any such assignment including directing where subsequent payments are to be made; and provided further that notwithstanding any assignment, this Note shall continue to be subject to and governed by the terms and provisions of the Asset Purchase Agreement, including rights of offset as set forth therein.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the date first above written.

                                         GROW BIZ GAMES, INC.


                                         By     /s/ David J. Osdoba, Jr.
                                            -----------------------------------
                                            Its Vice President of Finance/CFO